Exhibit 10.90

Execution Version

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (this “Agreement”), is made as of this 1st day of July, 2015 (“Effective Date”), by and between Elastic SPV, Ltd., a Cayman Islands exempted company incorporated with limited liability (“ESPV”) and Republic Bank & Trust Company, a Kentucky banking corporation (“RB”). Each party to this Agreement may be referred to herein as a “Party” or, collectively, as the “Parties.”

Recitals

WHEREAS, RB is a Kentucky banking corporation with the requisite authority under applicable Law to offer Accounts (as defined below) to, and generate Receivables (as defined below) from, Borrowers (as defined below).

WHEREAS, RB desires to sell, transfer and convey to ESPV from time to time, without recourse except as otherwise provided herein, certain undivided participation interests in the Receivables and the related Collections (as defined below), in accordance with the terms and conditions of this Agreement.

WHEREAS, ESPV desires to acquire such undivided participation interests from RB from time to time without recourse in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the promises and the covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings indicated:

(a) “Account” shall mean an unsecured, open-ended line of credit originated by RB. A general description of the Accounts as of the date hereof is attached hereto as Exhibit A.

(b) “Advance” shall mean an Initial Advance or a Subsequent Advance, as the context may require.

(c) “Advance Fee” shall have the meaning assigned to such term in Exhibit A.

(d) “Affiliate” shall mean with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

(e) “Applicant” shall mean a prospective Borrower.

(f) “Borrowers” shall mean any obligor on an Account.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(g) “Business Day” shall mean a day other than a Saturday, Sunday or any federal holiday.

(h) “Cash Collateral” shall have the meaning specified in Section 2(m).

(i) “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (iii) the making or issuance of any rule, guidance or directive (whether or not having the force of law) by any Governmental Authority.

(j) “Collections” shall mean all payments and proceeds received in respect of the Receivables in the form of cash, checks or any other form of payment, including Recoveries.

(k) “Contingent Obligations” shall mean, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l) “Customer Information” means any nonpublic information relating to an identified natural person including, but not limited to, Borrowers’ names, social security numbers, dates of birth, addresses, number of months at address, phone numbers, financial information as to loans or accounts with RB or other loans or accounts, bankruptcy, employer names and phone numbers, number of months on job and whether a Borrower owns a home.

(m) “Defaulted Account” means an Account that has been charged off in accordance with the Program Guidelines due to a default by a Borrower.

(n) “Finance Charge Receivables” shall mean, with respect to an Account, Receivables created in respect of Advance Fees, Minimum Charges and other similar fees.

(o) “GAAP” shall mean generally accepted accounting principles, consistently applied, in accordance with the financial accounting standards customarily applied in the United States of America.

(p) “Governmental Authority” shall mean any federal or state government (or any political subdivision of any of the foregoing), and any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, whether or not any such Governmental Authority has jurisdiction over a Party.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(q) “Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under: (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

(r) “Indebtedness” of a Person shall mean, without duplication: (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables and accrued expenses incurred in the ordinary course of business); (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (iv) all obligations evidenced by notes, bonds or similar instruments whether convertible or not, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of RB under such agreement in the event of default are limited to repossession or sale of such property); (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness; (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above; (viii) banker’s acceptances; (ix) the balance deferred and unpaid of the purchase price of any property or services due more than three months after such property is acquired or such services are completed; (x) Hedging Obligations; and (xi) obligations under convertible securities of such Person.

(s) “Indemnified Party” shall mean, as applicable, an RB Indemnified Party or an ESPV Indemnified Party.

(t) “Indemnifying Party” shall mean, as applicable, an RB Indemnifying Party or an ESPV Indemnifying Party.

(u) “Initial Advance” means, with respect to an Account, the initial borrowing by the related Borrower under the terms of such account.

(v) “License Agreement” shall mean that certain License and Support Agreement, dated on or about the Effective Date, by and between RB and Elevate Benefit Decision Sciences, LLC.

(w) “Law or Laws” shall mean all applicable state and federal codes, statutes, laws, permits, rules, regulations, interpretations, regulatory guidance, ordinances, orders, policies,

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

determinations, judgments, writs, injunctions, decrees and common law and equitable rules, causes of action, remedies and principles as the same may be amended, modified, supplemented or superseded from time to time, and any requirements of any Governmental Authority with appropriate jurisdiction.

(x) “Lien” shall mean any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease or license in the nature thereof, any option or other agreement to sell or give a security interest in.

(y) “Loan Documents” shall mean the loan agreements, regulatory disclosures and other documentation evidencing and governing the Accounts and the Receivables.

(z) “Loan Schedule” shall mean, with respect to each Account, a schedule containing (i) a loan identification number, (ii) the name of the Borrower, (iii) the credit limit of the Account, and (iv) the outstanding principal balance of the Account.

(aa) “Marketing Agreement” shall mean that certain Joint Marketing Agreement, dated on or about the Effective Date, by and between RB and Elevate@Work, LLC.

(bb) “Material Adverse Effect” shall mean a material adverse effect on the: (i) business operations, properties, assets, or condition (financial or otherwise) of a Party; (ii) ability of a Party to fully and timely perform its obligations under this Agreement; (iii) legality, validity, binding effect, or enforceability of this Agreement against a Party; or (iv) rights, remedies and benefits available to a Party or any of its Affiliates hereunder.

(cc) “Material Contract” shall mean any contract or other arrangement to which RB or ESPV, as applicable, is a party (other than this Agreement) for which breach, nonperformance, cancellation, termination or failure to renew could reasonably be expected to have a Material Adverse Effect.

(dd) “Minimum Charge” shall have the meaning assigned to such term in Exhibit A.

(ee) “Participated Account” shall mean any Account in respect of any Advance thereunder for which a Participation Interest was sold to ESPV hereunder.

(ff) “Participation Interest” shall mean, with respect to an Advance for which a participation interest has been sold by RB to ESPV hereunder, an undivided ninety percent (90%) participation interest in the Receivables and Collections related thereto.

(gg) “Participation Fee” shall mean (a) with respect to the purchase of a Participation Interest in a Receivable for an Initial Advance, an amount equal to [****] and (b) with respect to the purchase of a Participation Interest in a Receivable for a Subsequent Advance, [****].

(hh) “Participation Percentage” shall mean ninety percent (90%).

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii) “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

(jj) “Principal Receivables” shall mean, with respect to an Advance and as of any date of determination, all amounts then due and payable by a Borrower in respect of such Advance pursuant to the terms of the related Account, other than Finance Charge Receivables.

(kk) “Proceeding” shall mean any action, suit, proceeding, inquiry or investigation before or by any court, public board or government agency.

(ll) “Program” shall mean a lending program for the solicitation, marketing, and origination of Accounts pursuant to Program Guidelines.

(mm) “Program Guidelines” shall mean those guidelines established by RB for the administration of the Program, including, but not limited to, underwriting standards for the Accounts (which shall include, without limitation, specific criteria for evaluating an Applicant’s ability to repay the Account, including the Initial Advance and all Subsequent Advances thereunder), the credit, charge-off and collection policies for the Accounts, and all other operating procedures for the Accounts, as such guidelines may be amended, modified or supplemented from time to time by RB in accordance with the terms of this Agreement.

(nn) “Purchase Date” shall mean, with respect to a Participation Interest, the Business Day on which ESPV purchases such Participation Interest, which shall be no earlier than the third (3rd) Business Day after the date on which ESPV notifies RB of its election to purchase such Participation Interest (or, if later, the third (3rd) Business Day following the date the applicable Advance is fully funded by RB).

(oo) “Purchase Premium” shall mean, with respect to each Participation Interest sold to ESPV hereunder, an amount equal to [****] of the payments and proceeds expected to be received in respect of the related Finance Charge Receivables subject to such Participation Interest. The payments and proceeds received shall be in the form of cash, checks or any other form of payment including Recoveries of the related Finance Charge Receivables.

(pp) “Receivables” shall mean all Principal Receivables and all Finance Charge Receivables related to an Advance. For purposes of this Agreement, a Receivable shall be deemed to have been created at the end of the Business Day on the date of the related Advance.

(qq) “Recoveries” shall mean any amounts collected or received with respect to Receivables that arose from a Defaulted Account.

(rr) “Requirements” shall mean all Laws applicable to RB, ESPV, the Program, the Accounts or the transactions contemplated by this Agreement.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ss) “Retained Interest” shall mean, with respect to an Account for which a participation interest has been sold by RB to ESPV hereunder, an undivided ten percent (10%) participation interest in the Receivables and Collections related thereto.

(tt) “Retained Percentage” shall mean, with respect to an Account for which a participation interest has been sold by RB to ESPV hereunder, ten percent (10%).

(uu) “Servicing Fees” shall mean the product of (i) the Participation Percentage and (ii) an amount equal to the sum of (a) all reasonable out-of-pocket expenses incurred by RB in connection with the servicing and collection of Participated Accounts and the Receivables, including, without limitation, servicing and collection fees and expenses incurred by RB or paid to Third Party Service Providers, but not including any portion of the Participation Fee; and (b) all reasonable out-of-pocket third party expenses incurred by RB in connection with the underwriting of Participated Accounts, including, without limitation, call center expenses associated with the verification and underwriting of Participated Accounts, credit scoring costs, identity verification costs, Teletrack fees, trademark and URL fees and related expenses.

(vv) “Subsequent Advance” means, with respect to an Account, an additional borrowing by the related Borrower under the terms of such Account.

(ww) “Target Collateral Amount” shall have the meaning specified in Section 2(m).

(xx) “Taxes” shall mean any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

(yy) “Terrorism Laws” shall mean (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States of America Treasury Department and any other enabling legislation or executive order relating thereto and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, and the regulations adopted thereunder.

(zz) “Third Party Service Provider” shall mean any third party selected by RB and acceptable to ESPV (such acceptance by ESPV not to be unreasonably withheld) providing services that RB is required to provide under this Agreement.

2. Participation Interests.

(a) Right to Purchase Participation Interests. On each Business Day during the Initial Term and each Renewal Term, ESPV shall have the right of first refusal, but not the obligation, to purchase (each, a “Purchase” and collectively, the “Purchases”) a Participation Interest in any Advance funded by RB at least three (3) Business Days prior to such Business Day. For the avoidance of doubt, if ESPV elects to purchase a Participation Interest in any Advance hereunder, ESPV shall also be deemed to have agreed to purchase a Participation Interest in each Subsequent Advance made to the related Borrower from time to time under the terms of the related Account not earlier than the third (3rd) Business Day following the date the applicable

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Subsequent Advance is fully funded by RB and provided that RB’s representations, warranties and covenants under this Agreement are not breached as of the contemplated time of purchase of such Advance, subject to the termination provisions of this Agreement set forth in Section 17 hereof. The portion of the Receivables evidenced by the Retained Interest shall not exceed [****] at any given time in 2015 and [****] at any given time in 2016.

(b) Purchases and Sales of Participation Interests. On each Business Day during the Initial Term and each Renewal Term, RB shall provide a report to ESPV of the Receivables outstanding for which a Participation Interest may be purchased by ESPV hereunder. ESPV shall notify RB of its election to either purchase or not purchase a Participation Interest not less than three (3) Business Days prior to the related Purchase Date. If ESPV elects to purchase a Participation Interest, on the related Purchase Date, provided that RB’s representations, warranties and covenants under this Agreement are not breached as of such time, RB shall sell to ESPV, and ESPV shall purchase from RB, the Participation Interests specified by ESPV at a purchase price (each, a “Purchase Price”) equal to (x) the product of (i) the Participation Percentage and (ii) the outstanding principal amount of the related Principal Receivables, plus (y) the Purchase Premium, plus (z) the Participation Fee. The Principal Receivables component of the Purchase Price shall be paid to RB on the applicable Purchase Date, and the Purchase Premium and the Participation Fee components of the Purchase Price shall be paid to RB within ten (10) Business Days after the end of each calendar month in accordance with subparagraph (1) of this Section 2. On each Purchase Date, upon payment by ESPV of the Purchase Price (excluding the components of the Purchase Price payable to RB within ten (10) Business Days after the end of each calendar month pursuant to subparagraph (I) of this Section 2) for a Participation Interest, RB shall automatically be deemed to have sold, transferred, assigned, set over and conveyed to ESPV, without recourse except as set forth herein, such Participation Interest.

(c) Ownership of Participation Interest; Access to Loan Documents. ESPV is, and shall be considered for all purposes as, the legal and equitable owner of each Participation Interest purchased by it from RB hereunder. Subject to the foregoing, RB shall own all right, title and interest with respect to the Accounts, the Loan Documents and the Customer Information. On or prior to each Purchase Date, to the extent permitted by applicable Law, RB shall (x) provide access or otherwise make available to ESPV or one of its designees copies of the Loan Documents and Borrower records relating to the Receivables in which ESPV is purchasing a Participation Interest and (y) deliver to ESPV a Loan Schedule of each related Account. Thereafter, for so long as any of such Accounts shall remain outstanding, RB shall deliver or otherwise make available to ESPV on each Business Day an updated Loan Schedule with respect to the Accounts relative to the Receivables in which ESPV has purchased Participation Interests.

(d) Effect of Sale. THE PARTIES INTEND THAT THIS AGREEMENT CONSTITUTES A SALE AND PURCHASE OF A PARTICIPATION INTEREST IN THE ACCOUNTS, INCLUDING THE RECEIVABLES AND COLLECTIONS RELATED THERETO, AND SHALL IN NO WAY BE CONSTRUED AS A LOAN OR AN EXTENSION OF CREDIT BY ESPV TO RB OR THE CREATION OF A PARTNESHIP, JOINT VENTURE OR ANY OTHER RELATIONSHIP BETWEEN THE PARTIES.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e) Establishment and Maintenance of Accounts.

(i) ESPV Operating Account. ESPV shall establish and maintain an account (the “ESPV Operating Account”) at RB. On each Purchase Date, ESPV shall deposit or shall cause to be deposited an amount equal to the applicable Purchase Price of Participation Interests purchased on the Purchase Date. RB shall have the ability to draft the ESPV Operating Account for purposes of daily purchases of Participation Interests by ESPV. The ESPV Operating Account shall be the property of ESPV. Upon termination of this Agreement, ESPV shall be entitled to retain any amounts held in the ESPV Operating Account.

(ii) Funding Account. RB shall establish and maintain an account (“Funding Account”) at RB. On each Purchase Date, RB shall deposit or cause to be deposited the Purchase Price into the Funding Account. RB shall ensure that such Funding Account shall at all times contain a balance sufficient to fund Advances to Borrowers in respect of their Accounts on a daily basis. The Funding Account shall be the property of RB. Upon termination of this Agreement, RB shall be entitled to retain any amounts held in the Funding Account.

(iii) Collection Account. RB shall establish and maintain an account at RB into which all Collections shall be deposited (the “Collection Account”) by the close of business on each Business Day. Such Collection Account shall be the property of RB subject to the rights of ESPV in such Collections evidenced by the Participation Interests. All Collections in respect of Principal Receivables received from Borrowers shall remain in the Collection Account and shall be distributed in accordance with Section 4(a).

(f) No Recourse. Each sale of Participation Interests by RB to ESPV is without recourse, representation or warranty of any kind, either expressed or implied, except as may otherwise be expressly contained herein including, without limitation, the representations and warranties set forth in Section 11(a) and the indemnities set forth in Section 21(a)(i).

(g) Securities Laws. ESPV acknowledges and agrees that (i) the proposed sale of Participation Interests to ESPV hereunder is a contractual relationship and does not involve, nor is it intended in any way to constitute, the sale of a “security” within the meaning of any applicable securities Laws and (ii) it is not contemplated that any filing will be made with any regulatory agency or pursuant to the securities Laws of any jurisdiction in connection with the sale of Participation Interests to ESPV hereunder.

(h) Termination of Origination of Accounts. ESPV acknowledges and agrees that RB may elect to reduce, suspend or terminate the origination of new Accounts or the creation of new Receivables at any time.

(i) Rights and Remedies. In the event of an indemnifiable event as contemplated under Section 21(a) or in the event of any failure by ESPV to perform any of its obligations under this Agreement, RB shall have all rights and remedies available under this Agreement and at law and in equity.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(j) Investigation of Accounts. ESPV has made such independent investigations as it deems to be warranted into the nature, validity, enforceability, collectability, and value of the Participation Interests and the Accounts and the Receivables, and all other facts it deems material to the Purchase of the Participation Interests and is entering into this transaction solely on the basis of that investigation and ESPV’s own judgment, and is not acting in reliance on any representation made or information furnished by RB, its employees, agents, representatives, or independent contractors (other than the express representations and warranties of RB contained in this Agreement). ESPV agrees and represents that the Loan Documents made available to it were an adequate and sufficient basis on which to determine whether and at what price to purchase the Participation Interests. ESPV has been urged, invited and directed to conduct and has conducted such due diligence review and analysis of the Borrowers, the Participation Interests, the Accounts and the Receivables and the Loan Documents, and related information, together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts as ESPV deems necessary, proper or appropriate in order to make a complete informed decision with respect to the purchase and acquisition of the Participation Interests. ESPV ACKNOWLEDGES AND AGREES THAT ESPV IS PURCHASING PARTICIPATION INTERESTS BASED UPON ESPV’S INDEPENDENT EXAMINATION, STUDY, INSPECTION AND KNOWLEDGE OF THE BORROWERS, THE PARTICIPATION INTERESTS AND THE ACCOUNTS AND THE RECEIVABLES AND THAT ESPV IS RELYING UPON ITS OWN DETERMINATION OF THE QUALITY, VALUE, AND CONDITION OF THE BORROWERS, THE PARTICIPATION INTERESTS AND THE ACCOUNTS AND THE RECEIVABLES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY RB.

(k) Information Sharing. With respect to the sharing of any Customer Information relating to any Borrower or Applicant with any affiliated or non-affiliated company, ESPV, its Affiliates and agents shall (i) comply with all applicable federal Laws, (ii) comply with all contractual restrictions applicable to the Accounts and (iii) not sell, transfer or otherwise convey Customer Information to any other Person other than in connection with a subsequent sale of the Participation Interests to a third party subject to Section 15.

(l) Payment of Purchase Premiums and Participation Fees. ESPV shall pay or cause to be paid the Purchase Premiums and Participation Fees to RB on a monthly basis not later than ten (10) Business Days after the end of each calendar month during the Initial Term and each Renewal Term.

(m) Cash Collateral. In order to secure ESPV’s obligation to purchase Participation Interests in Subsequent Advances to be made in Participated Accounts, ESPV shall maintain cash collateral with RB as set forth in this Section 2(m) (the “Cash Collateral”). The amount of the Cash Collateral shall be determined on the last day of each calendar month, as [****] of the sum of the maximum amounts of Subsequent Advances that may then be advanced under the Participated Accounts; provided that the amount of Cash Collateral shall be not less than [****]

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or greater than [****] (the “Target Collateral Amount”). Within three (3) Business Days after the end of each calendar month, ESPV shall wire to RB the positive difference (if any), and RB shall wire to ESPV the negative difference (if any), between the Target Collateral Amount and the actual Cash Collateral amount held by RB at the end of the applicable month. To the extent that ESPV fails to purchase and pay the Purchase Price of any Participation Interest in a Subsequent Advance in accordance with the terms of this Agreement, RB shall be entitled to use the Cash Collateral, after delivering written notice to ESPV, to satisfy ESPV’s obligation to pay the Purchase Price with respect to such Participation Interests. Upon termination of this Agreement, RB shall promptly return any remaining Cash Collateral to ESPV.

3. Servicing and Administration of Accounts,

(a) Servicing of Accounts. RB will service, or arrange for a Third Party Service Provider to service, the Accounts until the aggregate outstanding principal amount thereof has been reduced to zero or until all Collections recoverable in respect thereof (as determined by RB or such Third Party Service Provider in accordance with the Servicing Standard) have been collected and remitted to the Collection Account. In performing its duties as servicer of the Accounts and the Receivables, RB or the Third Party Service Provider designated by RB shall service and administer the Accounts and the Receivables in accordance with Program Guidelines and shall use commercially reasonable efforts to comply with applicable Law, and in connection therewith, shall follow customary servicing procedures for consumer receivables similar to the Accounts (collectively, the “Servicing Standard”); provided that, notwithstanding the foregoing, no Participated Accounts may be modified or charged-off without the prior written consent of ESPV (which consent shall not be unreasonably withheld or delayed), unless such charge-off is made in accordance with the Program Guidelines. RB shall remain primarily liable for the servicing of the Accounts and the Receivables despite any delegation of such authority to a Third-Party Service Provider.

(b) Oversight of Third Party Service Providers. Prior to the implementation of any service level agreement between RB and any Third Party Service Provider with respect to the Accounts, including, but not limited to, Third Party Servicer Providers providing data, verification, collections and customer support services, ESPV shall have the right to review the terms and conditions of such service level agreement. In addition, ESPV shall have the right to confer and consult with RB regarding the quality of the services being provided by such Third Party Service Providers and whether such Third Party Service Providers should be permitted to continue to provide such services under the terms of the applicable service level agreements.

(c) Compliance Reviews and Audits. During the Initial Term, each Renewal Term and for a period of three (3) years thereafter, each Party, any Governmental Authority and external auditors, shall have reasonable access to the other Party’s (including any Affiliates which are performing services in connection with the Program) offices, to the books and records of such other Party and its Affiliates (to the extent that such books and records pertain to the Program or the Accounts), to the officers, employees and accountants of such other Party and its Affiliates which are performing services in connection with the Program, all for the same purposes of ensuring that such other Party and its Affiliates are complying fully with its

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

obligations under this Agreement and the Requirements. In addition, and not as a limitation of the foregoing, each Party, any Governmental Authority and any external auditors of a Party, shall have the right, from time to time during the Initial Term and each Renewal Term, to conduct audits and/or compliance reviews of the other Party and its Affiliates which are performing services in connection with the Program and the records generated hereunder at the requesting Party’s expense once every twelve (12) months; provided, that the exercise of such audit and review rights by a Party shall be conducted during normal business hours in a manner which does not unreasonably interfere with the other Party’s normal business operations and customer and employee relations.

(d) Each Party shall provide to the other Party, within five (5) Business Days of its receipt thereof, all written consumer complaints sent from, or copied to, any Governmental Authority, any state or federal agency, or the Better Business Bureau and all material written consumer complaints received by such Party relating to the Program or ESPV’s or RB’s performance thereunder. Such report shall include the name and address of the complaining Borrower, a brief summary of the Borrower’s complaint, and, if resolved, a brief summary of how the complaint was resolved.

4. Distributions.

(a) Distributions and Remittance Report. On each Business Day during the Initial Term and each Renewal Term, RB shall prepare and deliver or otherwise make available to ESPV a daily remittance report (a “Daily Remittance Report”), which shall detail the distributions described in this Section 4(a). The Daily Remittance Report shall be in substantially the form attached hereto as Exhibit B.

(i) At the end of each Business Day, RB shall distribute the Participation Percentage of all amounts on deposit in the Collection Account to ESPV, as holder of the Participation Interest, and shall distribute the Retained Percentage of all amounts on deposit in the Collection Account to RB, as holder of the Retained Interest.

(ii) RB shall invoice ESPV for Servicing Fees on a monthly basis. Within ten (10) Business Days after the receipt of a properly-documented invoice (with copies of supporting invoices, as appropriate) from RB, ESPV shall pay or cause to be paid such Servicing Fees.

(iii) RB shall process all Borrower requests or claims for refunds or reversals with respect to the Accounts in the ordinary course of business. All amounts paid and/or the cash equivalent of merchant account debits made with respect to said refund claims shall be promptly debited from or credited to, as applicable, the Collection Account and settled on a monthly basis. ESPV and RB shall have liability for the Participation Percentage and Retained Percentage, respectively, of any and all refunds, reversals and other amounts payable to Borrowers under the Participated Accounts; provided, that ESPV’s liability for any such refunds, reversals and other amounts payable to Borrowers under a Participated Account shall not exceed the Participation Percentage of the aggregate amount of cash available in the Collection Account in respect of such Account and RB’s liability for any such refunds, reversals and other amounts

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payable to Borrowers under a Participated Account shall not exceed the Retained Percentage of the aggregate amount of cash available in the Collection Account in respect of such Participated Account.

(b) Periodic Reports. Not later than the fifth (5th) Business Day of each calendar month during the term of this Agreement, RB will furnish or otherwise make available to ESPV a monthly remittance report (a “Monthly Remittance Report”) in substantially the format attached hereto as Exhibit C, as to the remittances received and distributions made during the immediately preceding calendar month. In addition, not more than sixty (60) calendar days after the end of each calendar year during the Initial Term and each Renewal Term, RB will furnish to ESPV an annual remittance report (an “Annual Remittance Report”) in substantially the format attached hereto as Exhibit D as to the remittances received and distributions made during the prior calendar year. In addition, RB shall provide ESPV with such information concerning the Accounts and the Participation Interests as is necessary for ESPV to prepare its federal and other applicable income or other Tax return as ESPV may reasonably request from time to time. Each report provided to ESPV pursuant to this Section 4(b) shall be certified by an authorized officer of RB as to the accuracy of such report.

5. Interests of the Parties.

(a) Collections of Payments. RB shall have the exclusive right to collect all sums due from a Borrower or any guarantors, third parties, or otherwise on account of each Account including, but not limited to, any principal, interest, late charges, origination fees, or other fees or penalties, whether such sums are received directly from a Borrower, any guarantors, or any other Persons, or as amounts payable by exercise of any right held by RB of any kind against the deposits, accounts, moneys or other property of Borrower or against any guarantors or any other Persons. RB shall make the proper distribution of payments to accounts in accordance with the terms of the Agreement. Subject to compliance with Section 3, RB shall have the right to engage a Third Party Service Provider to handle all collections services on behalf of RB.

(b) Duties of RB.

(i) RB shall maintain such accurate and complete accounts, records and computer systems pertaining to the Accounts and the Loan Documents as shall enable RB to comply with this Agreement, and such accounts, records and computer systems shall indicate ESPV’s Participation Interest in the Receivables.

(ii) RB shall maintain the Loan Documents at its principal office or at such other office as shall be specified to ESPV by written notice not less than ten (10) Business Days Prior to any change in location. RB shall make available to ESPV or its duly authorized representatives, attorneys or auditors a list of locations of the Loan Documents and the related accounts, records and computer systems maintained by RB at such times during RB’s normal business hours as ESPV shall reasonably instruct, which does not unreasonably interfere with RB’s normal operations or customer or employee relations.

(iii) RB shall be solely responsible to develop, implement and comply with the Program Guidelines.

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6. Bookkeeping Entries. The sale of a Participation Interest in each Receivable, and the Collections therefrom shall be reflected on RB’s balance sheet and other financial statements as a sale of assets by RB to ESPV. RB shall be responsible for maintaining a complete set of books and records for the Receivables and the Collections therefrom which shall be clearly marked to reflect the sale of each Participation Interest in each Receivable, and the Collections therefrom to ESPV and the ownership in each Participation Interest by ESPV.

7. Information. Subject to any applicable Requirements and contractual undertakings restricting disclosure and/or otherwise imposing confidentiality obligations with respect to this Agreement, RB shall from time to time make available to ESPV or its duly authorized representatives, attorneys or auditors, upon written request and within a reasonable time, the following: (i) the Loan Documents and such other information regarding the Accounts and the Receivables that are subject to ESPV’s Participation Interest as is then available to RB regarding the status of payments of principal, interest, finance charges and any other applicable charges collected from the Borrower; and (ii) such other information regarding the Accounts and the Receivables that are subject to ESPV’s Participation Interest as may be currently required by applicable Requirements in effect during the term of this Agreement. RB hereby authorizes ESPV or any of its designees to verify or discuss with RB any matter relating to any Account or any Receivable in person, by mail, by telephone or otherwise. RB shall cooperate fully with ESPV and its designees in an effort to facilitate and promptly conclude any such verification or discussion process.

8. Privacy. ESPV shall not disclose or distribute any Customer Information received from RB (or copies thereof) to any Person, except (A) as required by applicable Requirements, (B) as permitted by applicable Requirements to its Affiliates who agree to be bound by the confidentiality provisions hereof (it being understood that a breach by such Affiliates shall be deemed to be a breach by ESPV) or (C) to its attorneys, accountants, and other parties to whom disclosure is required pursuant to litigation to enforce this Agreement or to defend the same, or in connection with tax filings, which shall remain confidential. ESPV shall treat as confidential and shall not disclose , use or otherwise make available any Customer Information received from RB with respect to any Borrower, Applicant, customer or consumer, except in accordance with RB’s privacy policy and applicable Requirements and applicable contractual restrictions.

9. Security of Customer Information.

(a) Security. RB and ESPV shall each implement and maintain administrative, technical and physical safeguards designed to ensure the security of Customer Information pursuant to the Requirements including, but not limited to, the following: (i) access controls on information systems, including controls to authenticate and permit access only to authorized individuals and controls to prevent its representatives from providing Customer Information to unauthorized individuals who may seek to obtain this information through fraudulent means; (ii) access restrictions at physical locations containing Customer Information, such as buildings,

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computer facilities, and records storage facilities to permit access only to authorized individuals; (iii) encryption of electronic Customer Information, including while in transit or in storage on networks or systems to which unauthorized individuals may have access or attempt to obtain access; (iv) procedures designed to ensure that information system modifications are consistent with the information security measures; (v) dual control procedures, segregation of duties, and employee background checks for representatives with responsibilities for or access to Customer Information; (vi) monitoring systems and procedures to detect actual and attempted attacks on or intrusions into information systems; (vii) response programs that specify actions to be taken when RB or ESPV detects unauthorized access to information systems, including immediate reports to the other parties; (viii) measures to protect against destruction, loss or damage of Customer Information due to potential environmental hazards, such as fire and water damage or technological failures; (ix) training staff to implement the information security measures; (x) regular testing of key controls, systems and procedures of the information security measures by independent third parties or staff independent of those that develop or maintain the security measures; and (xi) appropriate measures to completely and permanently destroy Customer Information by shredding, permanently erasing, or otherwise permanently rendering Customer Information inaccessible and illegible. Each of RB and ESPV shall respond promptly and thoroughly to any requests for information concerning the respective information security measures implemented by such party.

(b) Notice of Breach. ESPV will promptly provide RB with notice of any attempted or actual breach resulting in unauthorized intrusion(s) of the Customer Information that it becomes aware of and shall work with RB to determine the corrective action taken. ESPV shall assess the nature and scope of any incident, work with RB to mitigate the effects thereof and specifically identify the Customer Information that has or may have been improperly accessed or misused. ESPV shall take commercially reasonable steps under applicable Laws to contain and control any incident of breach of security relating to the Customer Information, assist RB with all reasonably requested steps under applicable Laws needed to notify Borrowers of any such breach and prevent harm or inconvenience from such breach, and agrees upon request to permit RB to investigate the circumstances (including permitting third parties to conduct such investigation) and indemnify RB for any loss or costs associated (as incurred) with any breach of security or unauthorized disclosure.

(c) Return of Customer Information. Upon the termination or expiration of this Agreement, or at any time upon the reasonable request of RB, ESPV shall return (or destroy) all RB Customer Information in its possession or in the possession of any of its representatives, contractors or third parties. Any RB Customer Information maintained in an electronic format shall be destroyed or returned to RB in a format as directed by RB or, in the event no directions have been received, in an industry standard format. Notwithstanding the foregoing, if ESPV is in possession of tangible property containing the RB Customer Information, then ESPV may retain one archived copy of such material, subject to the terms of this Agreement, which may be used solely for regulatory or litigation purposes and may not be used for any other purpose. Compliance with this Section 9(c) shall be certified in writing, including a statement that no copies of RB Customer Information have been retained, except as necessary for regulatory or litigation purposes.

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10. Costs and Expenses. Except as otherwise provided herein, each Party shall be responsible for its own costs, expenses, liabilities and disbursements incurred or paid in connection with the negotiation, drafting, execution or delivery of this Agreement, the performance of this Agreement, or matters relating to or arising therefrom, excluding any indemnity obligations hereunder, and each Party shall be at risk (to the extent of its Participation Interest or Retained Interest, as applicable) for the non-payment of principal, interest or fees by Borrowers on the Accounts.

11. Representations and Warranties.

(a) The representations and warranties made by RB pursuant to this Section 11(a) shall not merge into any document associated herewith and shall survive and continue until the later of (x) the termination of this Agreement or (y) such time as ESPV shall cease to hold any Participation Interest; provided, that the representations and warranties contained in Sections 11(a)(i), (ii), (iii), (iv), (v), (vi), (viii) and (ix) shall survive such termination indefinitely, and all of such representations and warranties made by RB shall be enforceable at law or in equity against RB, its successors and assigns, by ESPV and its Affiliates, successors and assigns. Unless otherwise disclosed in writing by RB to ESPV not less than three (3) Business Days prior to a Purchase Date, RB hereby makes the following representations and warranties to ESPV as of the date hereof and as of each Purchase Date:

(i) Organization and Good Standing. RB is a Kentucky banking corporation, validly existing and in good standing under the laws of the Commonwealth of Kentucky;

(ii) Due Qualification. RB (A) has obtained all licenses and approvals that are now known to be required under applicable Law, (B) is in compliance with its organizational documents and (C) is duly qualified to engage in banking services under applicable Law and in all other jurisdictions where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be so qualified could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on RB);

(iii) Due Authorization; Enforceability. RB has the full corporate power and corporate authority to execute and deliver this Agreement and to perform all its obligations hereunder, including, without limitation, selling and transferring the Participation Interests hereunder. The execution, delivery and performance of this Agreement by RB including, without limitation, the sale and transfer of the Participation Interests hereunder, have been duly authorized by all necessary action on its part and do not and will not contravene any provision of its organizational documents. This Agreement has been duly executed and delivered by RB and constitutes the legal, valid and binding obligation of RB, enforceable against RB in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and/or other similar laws and general equitable principles;

(iv) No Conflict. The execution, delivery and performance by RB of this Agreement and the transactions contemplated hereby do not violate, conflict with or result in a breach or default under the organizational documents of RB or any agreement or other document to which RB is a party or by which it or any of its property is bound;

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(v) No Proceeding. There is no litigation or administrative proceeding before any court, tribunal or governmental body presently pending or, to the knowledge of RB, threatened against RB related to the transactions contemplated by this Agreement or RB’s ability to perform its obligations hereunder;

(vi) Criminal Matters; Tax Liens; Proceedings and Judgments. Neither RB nor any of its officers, directors, members or managers has been subject to any of the following:

(A) Criminal conviction (except minor traffic offenses and other petty offenses);

(B) Tax liens for amounts which are past due and which are not being contested in good faith by appropriate proceedings for which adequate reserves made in accordance with GAAP are being maintained;

(C) Administrative or enforcement proceedings commenced by any Governmental Authority (whether or not such Governmental Authority has jurisdiction over RB, including but not limited to the Securities and Exchange Commission, any state securities regulatory authority, or the Federal Trade Commission); or

(D) Restraining order, decree, injunction, or judgment entered in any proceeding or lawsuit alleging fraud on the part of RB or any principal thereof;

(vii) Participation Interests. Each of the Participation Interests to be transferred by RB hereunder has been duly authorized and, upon such transfer in accordance with the terms hereof, shall be validly transferred free from all Taxes, Liens and charges with respect to the transfer thereof. Upon receipt of the Participation Interests hereunder, ESPV will be vested with good and marketable title thereto, free and clear of all Taxes, Liens and charges with respect to the transfer thereof; Each of the Account, the Loan Documents, the Receivables and the Participation Interests are, and shall be at all times, maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related Treasury regulations promulgated thereunder; The applicable Advance and associated Receivable has been fully funded by RB;

(viii) No Consents. RB is not required to obtain any consent, authorization, approval, order, license, franchise, permit, certificate or accreditation of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or authority under applicable Law in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement;

(ix) Indebtedness and Other Contracts. RB (A) has no outstanding Indebtedness, (B) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could

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reasonably be expected to result in a Material Adverse Effect or (C) is not in violation of any term of or in default under any Material Contract, any of which could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect;

(x) Creation, Perfection, and Priority of Liens. If, notwithstanding the Parties’ intent and belief, based on the advice of counsel and their independent analyses, the sale to ESPV of Participation Interests pursuant to this Agreement is held or deemed not to be an absolute sale or is held or deemed to be a pledge of security for a loan, RB will not dispute that Section 19(c) is effective to create in favor of ESPV a legal, valid, binding, and upon the filing of the appropriate financing statements (such filing locations to be at the sole discretion of ESPV), enforceable perfected first priority security interest and Lien in the entire right, title and interest of RB in and to the ESPV Collateral;

(xi) Absence of Litigation. There is no Proceeding pending or, to the knowledge of RB, threatened in writing against or affecting RB which (A) could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (B) if adversely determined, could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect or (C) questions the validity of this Agreement or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto;

(xii) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to RB or its business, properties, prospects, operations or financial condition, that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

(xiii) Tax Status. RB (A) has made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which RB is subject and legally obligated to comply, except prior to the date hereof where any failure to do so did not result in any material penalties to RB, (B) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which an adequate reserve has been established on its books in accordance with GAAP, and (C) has set aside on its books adequate reserves in accordance with GAAP for the payment of all taxes owed to a jurisdiction to which RB is subject and is legally obligated to comply for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction (other than those being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and subject to adequate reserves taken by RB as shall be required in conformity with GAAP) to which RB is subject and is legally obligated to comply;

(xiv) Conduct of Business; Regulatory Permits. RB is not in violation of any term of or in default under its certificate of formation or operating agreement or other governing documents. RB is not in violation of any judgment, decree or order or any statute, ordinance,

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rule or regulation applicable to RB (A) purporting to enjoin or restrain the execution, delivery or performance of this Agreement, or directing that the transactions provided for herein not be consummated as herein provided, or (B) to the extent any such violation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. RB possesses all material consents, authorizations, approvals, orders, licenses, franchises, permits, certificates and accreditations necessary to conduct its business, and RB has not received any notice of proceedings relating to the revocation or modification of any such consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, accreditations or permits. RB is in compliance with all Requirements, except to the extent any such non-compliance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(xv) Disclosure. Notwithstanding any other provision of this Agreement, all disclosures provided to ESPV regarding RB, its business and properties, and the transactions contemplated hereby and thereby, furnished by or on behalf of RB, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, taken as a whole and in the light of the circumstances under which they were made, not materially misleading. To its knowledge, no materially adverse event or circumstance has occurred or information exists with respect to RB or any of its business, properties, prospects, operations or condition (financial or otherwise), which has not been disclosed to ESPV;

(xvi) Terrorism Laws. To the extent applicable, RB is in compliance, in all material respects, with all Terrorism Laws.

(b) The representations and warranties made by ESPV in this Section 11(b) shall not merge into any document associated herewith and shall survive and continue until the later of (x) the termination of this Agreement or (y) such time as ESPV shall cease to hold any Participation Interest; provided, that the representations and warranties contained in Sections 11(b)(i), (ii), (iii), (iv), (v), (vi), (viii) and (xi) shall survive such termination indefinitely, and shall be enforceable at law or in equity against ESPV, its successors and assigns, by RB and its successors and assigns. Unless otherwise disclosed in writing by ESPV to RB not less than three (3) Business Days prior to the related Purchase Date, ESPV hereby makes the following representations and warranties to RB as of the date hereof and as of each Purchase Date:

(i) Organization and Good Standing. ESPV is an exempted company incorporated with limited liability duly formed under the laws of the Cayman Islands, validly existing and in good standing under the laws of the Cayman Islands and has full power, authority and the legal right to own its properties and conduct its business as now conducted, and to execute, deliver and perform its obligations under this Agreement;

(ii) Due Qualification. ESPV (A) is in compliance with its constitutional documents and (B) is duly qualified to do business in the Cayman Islands and all other jurisdictions where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be so qualified could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on ESPV);

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(iii) Due Authorization; Enforceability. ESPV has the full power and authority to execute and deliver this Agreement, to perform all its obligations hereunder and to purchase Participation Interests hereunder. The execution, delivery and performance of this Agreement by ESPV and contemplated purchase by ESPV of Participation Interests hereunder have been duly authorized by all necessary corporate action on its part and do not and will not contravene any provision of its constitutional documents;

(iv) No Conflict. The execution, delivery and performance by ESPV of this Agreement and the transactions contemplated hereby, including, without limitation, the contemplated purchase by ESPV of Participation Interests hereunder, do not violate, conflict with or result in a breach or default under the constitutional documents of ESPV or any Law applicable to ESPV or any agreement or other document to which ESPV is a party or by which it or any of its property is bound;

(v) No Proceeding. There is no litigation or administrative proceeding before any Governmental Authority presently pending or threatened against ESPV which would have a Material Adverse Effect on the transactions contemplated by, or ESPV’s ability to perform its obligations under this Agreement;

(vi) ESPV Accepts “As-Is” Condition. EXECUTION OF THIS AGREEMENT SHALL CONSTITUTE AN ACKNOWLEDGEMENT BY ESPV THAT THE PURCHASE OF EACH PARTICIPATION INTEREST WAS ACCEPTED WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR OTHERWISE (OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES OF RB CONTAINED IN THIS AGREEMENT) IN AN “AS-IS”, “WITH ALL FAULTS” CONDITION BASED SOLELY ON ESPV’S OWN INSPECTION. ESPV acknowledges and agrees that RB has not and does not represent, warrant or covenant the nature, accuracy, completeness, enforceability or validity of any of the Participation Interests, the Accounts and the Receivables or Loan Documents. All documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to ESPV with respect to any and all Participation Interests, the Accounts and the Receivables or the Loan Documents are done so on an “as is” basis, with all faults;

(vii) Independent Investigation. ESPV represents and warrants to RB that ESPV based its decision to purchase each Participation Interest solely upon ESPV’s investigation and evaluation of the Participation Interests, the Accounts and the Receivables and each Borrower’s creditworthiness, to the extent deemed necessary or advisable by ESPV, and not in reliance on any information, representation or advice provided by RB. ESPV further warrants that it will, without reliance on RB’s advice and analysis and based on such documents and information as ESPV deems appropriate at the time, continue to make its own investment decisions in connection with the Participation Interests, the Accounts and the Receivables and the Purchase of Participation Interests;

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(viii) Criminal Matters; Tax Liens; Proceedings and Judgments. Neither ESPV nor any of its officers, directors, members or managers has been subject to any of the following:

(A) Criminal conviction (except minor traffic offenses and other petty offenses);

(B) Tax liens for amounts which are past due and which are not being contested in good faith by appropriate proceedings for which adequate reserves made in accordance with GAAP are being maintained;

(C) Administrative or enforcement proceedings commenced by any Governmental Authority (whether or not such Governmental Authority has jurisdiction over ESPV, including but not limited to the Securities and Exchange Commission, any state securities regulatory authority, or the Federal Trade Commission); or

(D) Restraining order, decree, injunction, or judgment entered in any proceeding or lawsuit alleging fraud on the part of ESPV or any principal thereof;

(ix) Investment Representation. ESPV hereby represents and warrants to RB that (A) the purchase of Participation Interests is a legal investment for ESPV under applicable laws, (B) ESPV has acquired and is acquiring the Participation Interests for its own account and not with a view to the sale, transfer or other distribution thereof, (C) ESPV realizes that the Participation Interests are not registered under any securities Laws, (D) ESPV understands that its Purchase of Participation Interests involves a high degree of risk, (E) ESPV has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the Purchase of Participation Interests hereunder, (F) ESPV can afford a complete loss of the sums advanced and to be advanced hereunder, (G) ESPV acknowledges that it has been offered an opportunity to ask questions of and receive answers from officers of RB concerning all material aspects of this Agreement, the Participation Interests and the Accounts and the Receivables, and that any request for such information has been fully complied with to the extent RB possesses such information or can acquire it without unreasonable effort or expense and (H) ESPV recognizes that no Governmental Authority has passed upon the Participation Interests, the Accounts and the Receivables or this Agreement or made any finding or determination as to their fairness; and

(x) Disclosure. Notwithstanding any other provision of this Agreement, all disclosures provided to RB regarding ESPV, its business and properties, and the transactions contemplated hereby and thereby, furnished by or on behalf of ESPV, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, taken as a whole and in the light of the circumstances under which they were made, not materially misleading. To its knowledge, no materially adverse event or circumstance has occurred or information exists with respect to ESPV or any of its business, properties, prospects, operations or condition (financial or otherwise), which has not been disclosed to RB.

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(xi) Indebtedness and Other Contracts. ESPV (A) has no outstanding Indebtedness except for Indebtedness owed to an Affiliate, (B) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect or (C) is not in violation of any term of or in default under any Material Contract, any of which could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect;

(xii) Absence of Litigation. There is no Proceeding pending or, to the knowledge of ESPV, threatened in writing against or affecting ESPV which (A) could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (B) if adversely determined, could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect or (C) questions the validity of this Agreement or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto;

(xiii) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to ESPV or its business, properties, prospects, operations or financial condition, that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

(xiv) Tax Status. ESPV (A) has made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which ESPV is subject and legally obligated to comply, except prior to the date hereof where any failure to do so did not result in any material penalties to RB, (B) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which an adequate reserve has been established on its books in accordance with GAAP, and (C) has set aside on its books adequate reserves in accordance with GAAP for the payment of all taxes owed to a jurisdiction to which ESPV is subject and is legally obligated to comply for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction (other than those being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and subject to adequate reserves taken by ESPV as shall be required in conformity with GAAP) to which RB is subject and is legally obligated to comply, and the officers of ESPV know of no basis for any such claim;

(xv) Conduct of Business; Regulatory Permits. ESPV is not in violation of any term of or in default under its certificate of formation or operating agreement or other governing documents. ESPV is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to ESPV (A) purporting to enjoin or restrain the execution, delivery or performance of this Agreement, or directing that the transactions provided for herein not be consummated as herein provided, or (B) to the extent any such violation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. ESPV

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possesses all material consents, authorizations, approvals, orders, licenses, franchises, permits, certificates and accreditations necessary to conduct its business, and ESPV has not received any notice of proceedings relating to the revocation or modification of any such consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, accreditations or permits. ESPV is in compliance with all Requirements, except to the extent any such non-compliance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

12. Covenants of RB. Until this Agreement shall have terminated:

(a) Notices from Governmental Authority or Threat or Initiation of Litigation or Arbitration. Unless prohibited by applicable Law or Governmental Authority, RB will deliver to ESPV, within five (5) Business Days of the date of receipt, (i) any notice received by RB of actual or threatened adverse action issued by any Governmental Authority with respect to the Program, whether or not such Governmental Authority has jurisdiction over RB, the Participation Interests or the Accounts and the Receivables, and (ii) notice received by RB of any actual or threatened litigation or arbitration with respect to any Third Party Service Provider with respect to the Program. If such delivery of the actual notice is prohibited by applicable Law or Governmental Authority, then, if allowable by Law or the Governmental Authority, RB shall provide ESPV with written notice of such action and summary thereof.

(b) Mergers; Acquisitions and Asset Sales. RB shall not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the Accounts, the Receivables the Collections and/or the Retained Interests, except as provided in this Agreement. This Section 12(b) does not apply to any merger, acquisition or asset sale to an Affiliate of RB.

(c) Other Information. Subject to limitations imposed by applicable Laws or any Governmental Authority, RB will deliver to ESPV:

(i) promptly after submission to any Governmental Authority, copies of all documents and information furnished to such Governmental Authority in connection with any investigation of RB in relation to the Program (other than any routine inquiry); and

(ii) copies of such other information, documents and data with respect to RB as from time to time may be reasonably requested by ESPV.

(d) Prohibition Against Liens. RB shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the Accounts, the Receivables, the Collections or the Retained Interests, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to the Accounts, the Receivables, the Collections and/or the Retained Interests, under the UCC of any State or under any similar recording or notice statute.

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(e) Prohibition Against Indebtedness. Without the express written consent of ESPV, RB shall not, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness secured by a Lien on the Accounts, the Receivables, the Collections or the Retained Interests.

(f) Books and Records; Inspections.

(i) RB shall (A) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities related to the Accounts and the Receivables and (B) permit any representatives designated by ESPV (including any consultants, accountants, lawyers and appraisers retained by ESPV) to visit and inspect any of the properties of RB in relation to the Accounts, to inspect, copy and take extracts from its and their financial and accounting records related to the Accounts and the Receivables, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable prior written notice and at such reasonable times during normal business hours and as often as may reasonably be requested but not more than once per calendar year and by this provision RB authorizes such accountants to discuss with ESPV and such representatives the affairs, finances and accounts of RB. RB acknowledges that ESPV, after exercising its rights of inspection, may prepare certain reports pertaining to RB’s assets for internal use by ESPV. All such inspections are subject to the obligations of confidentiality as set forth herein.

(ii) Without limiting the foregoing, ESPV may, upon reasonable prior written notice, at ESPV’s sole cost and expense, make test verifications of the Accounts and the Receivables in any manner and through any medium that ESPV considers advisable, and RB shall furnish all such assistance and information as ESPV may require in connection therewith.

(iii) ESPV shall provide or shall cause to be provided to RB unaudited quarterly financial statements of ESPV not later than thirty (30) calendar days after the end of each calendar quarter.

(g) No Further Negative Pledges. RB shall not enter into, assume or become subject to any agreement (other than this Agreement) prohibiting or otherwise restricting the existence of any Lien upon the Accounts, the Receivables, the Collections or the Retained Interests, or requiring the grant of any security with regard to the Accounts, the Receivables, the Collections or the Retained Interests.

(h) Existence and Maintenance of Properties. RB shall maintain and preserve (i) its existence and good standing in the jurisdiction of its organization and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be so qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect).

(i) Modification of Organizational Documents, Loan Documents and Program Guidelines. RB shall not, without the prior written consent of ESPV (which consent shall not be

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unreasonably withheld or delayed), permit any of (i) its charter or other organizational documents, (ii) the Loan Documents, or (iii) the Program Guidelines to be amended or modified in any respect that is contrary to the terms of this Agreement unless such amendment or modification is necessary to comply with Requirements.

(j) Compliance with Requirements. RB will comply in all material respects with all Requirements. RB shall cause each of the Accounts, the Loan Documents, the Receivables and the Participation Interests to be maintained and treated at all times in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations promulgated thereunder.

(k) Review of Program Guidelines. RB shall, (i) in a manner satisfactory to ESPV, cooperate with and assist ESPV and its attorneys, officers, employees, representatives, consultants and agents (collectively, the “Reviewing Parties” and each, a “Reviewing Party”) in connection with any Reviewing Party’s regulatory review and due diligence of the Program Guidelines after the Closing Date, (ii) review and consider in good faith any issues raised by, or comments, recommendations or guidance from, any Reviewing Party with respect to the Program Guidelines and (iii) within 90 days (or such longer period as may be agreed to by ESPV in its sole discretion) of RB’s receipt of written notice of any comments, recommendations or guidance from a Reviewing Party in accordance with the preceding clause (ii), resolve or address any such issues.

13. Covenants of ESPV. Until this Agreement shall have terminated:

(a) Notices from Governmental Authority or Threat or initiation of Litigation or Arbitration. Unless prohibited by applicable Laws or Governmental Authority, ESPV will deliver to RB, within five (5) Business Days of the date of receipt, (i) any notice of actual or threatened adverse action issued by any Governmental Authority, whether or not such state or federal regulatory agency has jurisdiction over ESPV, the Participation Interests or the Accounts and the Receivables, and (ii) notice of any actual or threatened litigation or arbitration with respect to any Third Party Service Provider with respect to the Program. If such delivery of the actual notice is prohibited by applicable Law or Governmental Authority, then, if allowable by Law or the Governmental Authority, ESPV shall provide RB with written notice of such action and summary thereof.

(b) Other Information. Subject to limitations imposed by Law, ESPV will deliver to RB:

(i) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of ESPV (other than any routine inquiry); and

(ii) such other information, documents and data with respect to ESPV as from time to time may be reasonably requested by RB.

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(c) Books and Records; Inspections.

(i) ESPV shall (A) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities related to the Accounts and the Receivables and (B) permit any representatives designated by RB (including any consultants, accountants, lawyers and appraisers retained by RB) to visit and inspect any of the properties of ESPV in relation to the Accounts, to inspect, copy and take extracts from its and their financial and accounting records related to the Accounts and the Receivables, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable prior written notice and at such reasonable times during normal business hours and as often as may reasonably be requested but not more than once per calendar year and by this provision ESPV authorizes such accountants to discuss with RB and such representatives the affairs, finances and accounts of ESPV. ESPV acknowledges that RB, after exercising its rights of inspection, may prepare certain reports pertaining to ESPV’s assets for internal use by RB. All such inspections are subject to the obligations of confidentiality as set forth herein.

(ii) Without limiting the foregoing, RB may, at RB’s sole cost and expense, make test verifications of the Accounts and the Receivables in any manner and through any medium that RB considers advisable, and ESPV shall furnish all such assistance and information as RB may require in connection therewith.

(d) Compliance with Requirements. ESPV will comply in all material respects with all Requirements.

14. Reserved.

15. Right of Transfer.

(a) Subject to Section 15(c) hereof, ESPV and any of its Affiliates which make Purchases hereunder may, upon the prior written consent of RB (which consent shall not be unreasonably withheld or delayed, and which consent shall not be required (i) in connection with a transfer by or among ESPV and its Affiliates or (ii) during such times as RB is in breach of this Agreement (solely to the extent such breach continues uncured for a period of thirty (30) calendar days)), assign the Participation Interests and/or their respective rights under this Agreement (each a “Participation Right”) to any other entity subject to such assignee agreeing in writing to be bound by the terms set forth in this Agreement, subject to Section 15(b).

(b) Upon the transfer by ESPV or any of its Affiliates of any Participation Right pursuant to Section 15(a), ESPV or any of its Affiliates which transfer a Participation Right shall have no further obligations hereunder with respect to such Participation Right provided that such assignee shall have agreed in writing to be bound by the terms set forth in this Agreement. Similarly, after any such assignment, RB will have no right to enforce any provision of this Agreement against ESPV or its Affiliates, as assignors, and shall look to the assignee as the counterparty to this Agreement.

(c) RB, in its capacity as registrar (the “Registrar”), acting solely for this purpose also as a non-fiduciary agent of the applicable Borrowers, shall maintain at an office located in the

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United States a copy of the issuance and each assignment of the Participation Interests delivered to the Registrar and a register (the “Register”) for the recordation of the names and addresses of the original owners, assignees and participants, and the principal amount and stated interest of Participation Interests held by the original owner and each assignee thereof from time to time. The Register may be in electronic form. The entries of the Register shall be conclusive evidence of, and the Registrar, ESPV and all of its assignees shall treat each Person whose name is recorded in the Register pursuant to these terms as the owner of, such Participation Interests for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be kept confidential except the Registrar may disclose the Register to its agents, advisors, counsel and accountants, as required under the Requirements and in connection with any litigation hereunder and expect to the extent that such disclosure is necessary to establish that any participation and any obligation to which the participation relates is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Any fees and expenses of the Registrar for its services shall be charged to the registered owner of the Participation Interests and not to the Registrar. Notwithstanding anything to the contrary contained herein, the Participation Interests and this Agreement are registered obligations and the right, title, and interest of each holder of a Participation Interest, and their assignees, in and to such Participation Interest (or any rights under this Agreement) shall be transferable only upon notation of such transfer in the Register. This Section 15 shall be construed so that the Borrowers’ obligations under the Loan Documents, the Receivables and the Participation Interests are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related Treasury regulations promulgated thereunder.

16. Liability of RB. ESPV acknowledges that each Purchase by it of Participation Interests hereunder shall be “AS IS,” without recourse to or reliance on any representations or warranties of RB, except as expressly provided herein, and that the Purchase Price reflects such fact. As a result, ESPV agrees that in no event shall RB be liable for any damages or claims for lost profits or consequential, incidental, indirect or punitive damages of ESPV, ESPV’s Affiliates or any subsequent purchaser or assignee of the Participation Interests. ESPV also agrees that no subsequent purchaser or assignee of the Participation Interests shall have a direct cause of action against, or right of indemnification from, RB and that all purchase agreements with such Persons shall so provide.

17. Termination.

(a) Unless terminated earlier in accordance with this Agreement, the term of this Agreement shall commence as of the Effective Date and shall continue for a period of three (3) years (the “Initial Term”). If not earlier terminated, this Agreement will automatically renew for subsequent one (1) year periods (each a “Renewal Term”) unless either Party provides written notice of termination at least ninety (90) calendar days prior to the expiration of the Initial Term or any Renewal Term.

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(b) Subject to the provisions of Section 20(c), this Agreement may also be terminated upon the occurrence of one or more of the following events, within the time periods set forth below:

(i) If either Party breaches this Agreement in any material respect, including, without limitation, any breach of any representation, warranty or covenant contained herein in any material respect, the non-breaching Party may immediately terminate this Agreement after providing written notice of such breach to the breaching Party and if such breaching Party does not cure such breach within sixty (60) calendar days after receipt of the written notice of the breach.

(ii) ESPV may terminate this Agreement by giving written notice at least sixty (60) calendar days in advance of termination if RB ceases to extend credit under the Accounts and RB does not resume extending credit within such sixty (60) calendar day period, or if any Government Authority requires changes in the Program, and such changes require more than sixty (60) days to implement, then such period of time as is reasonable to implement such changes.

(iii) ESPV may terminate this Agreement for any reason by giving written notice at least three (3) Business Days in advance of the proposed termination date; provided that ESPV will remain obligated for a period of sixty (60) days to purchase Participation Interests in additional Receivables related to Accounts in which ESPV owned a Participation Interest as of the proposed termination date.

(iv) Either Party may terminate this Agreement at any time if the terminating Party determines, in its reasonable discretion, that the non-terminating Party does not have or have access to sufficient capital resources to fulfill its obligations pursuant to this Agreement and the non-terminating Party does not provide information within fourteen (14) calendar days reasonably satisfactory to the terminating Party that such non-terminating Party either has or has access to sufficient capital resources to fulfill its obligations hereunder.

(v) This Agreement shall terminate upon the occurrence of an Insolvency Event (as defined below) by either Party. It shall constitute an insolvency event (“Insolvency Event”) by RB if RB shall file for protection under United States bankruptcy laws, or RB fails to pay its obligations as they become due in the ordinary course of business. It shall constitute an Insolvency Event by ESPV hereunder if ESPV shall file for protection under United States bankruptcy laws, an involuntary petition is filed against ESPV under any such laws and is not dismissed within sixty (60) calendar days of such filing, a receiver or any Governmental Authority takes control of ESPV, or ESPV fails to pay its obligations as they become due in the ordinary course of business.

(vi) In the event of an act of God or other natural disaster which makes the carrying out of this Agreement impossible, or if a Party’s performance hereunder is rendered illegal or materially adversely affected by reason of Changes in Law applicable to the Participation Interests, the Accounts and the Receivables or to either Party, or if a Party is advised in writing by any Governmental Authority having or asserting jurisdiction over such Party, the Participation Interests or the Accounts and the Receivables that the performance of its obligations under this Agreement is or may be unlawful, then the Party unable to perform, or whose performance has been rendered illegal or who has been so advised by a Governmental

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Authority, may terminate this Agreement by giving written notice at least sixty (60) calendar days in advance of termination to the other Party, unless such changes in applicable Law or communication from such Governmental Authority require earlier termination, in which case termination shall be effective upon such earlier required date.

(vii) Notwithstanding any other provision in this Agreement, upon the occurrence of any Change in Law or Requirements that has a Material Adverse Effect, the Party materially and adversely affected by such Change in Law or Requirements, upon written notice to the other Party made in accordance with Section 20(a), may terminate this Agreement.

(viii) Either Party may terminate this Agreement upon termination of the Marketing Agreement or the License and Support Agreement, as applicable, by delivering written notice thereof to the non-terminating Party.

(ix) Upon written direction by Governmental Authority having jurisdiction over RB to limit or cease the performance by RB of its obligations under this Agreement, RB may terminate this Agreement.

(c) Upon any termination of this Agreement, the parties shall cooperate in good faith on developing a transition plan and on transitioning the obligations of the terminating party to the other party or a Third Party Service Provider.

18. Effect of Agreement and Relationship of Parties; Integration. This Agreement is not intended to constitute, and shall not be construed to establish, a partnership or joint venture among any of the Parties. The Parties will have no obligations or responsibilities to each other except as specifically stated herein.

19. Intent of the Parties.

(a) The relationship between the Parties hereunder is not intended to be that of debtor and creditor. This Agreement will not create a joint venture, partnership or other formal business relationship or entity of any kind, or an obligation to form any such relationship or entity.

(b) It is the intention of the Parties that the sale of the Participation Interests pursuant to this Agreement shall be an absolute sale, without recourse, of the Participation Interests (and the Parties agree to treat the transfer of the Participation Interests as an absolute sale rather than a secured financing), which includes interests in the Accounts and the Receivables to the extent of the Participation Interests and the applicable Participation Percentage. In addition, it is the intention of the parties that each of the Participation Interest and the Retained Interest constitute “Participating Interests” as such term is defined in FASB ASC 860, Transfers and Servicing, Section 860-10-40-6A.

(c) If, notwithstanding the Parties’ intent and belief, based on the advice of counsel and their independent analyses, the sale to ESPV of Participation Interests pursuant to this Agreement is held or deemed not to be an absolute sale or is held or deemed to be a pledge of security for a loan, RB and ESPV intend that the rights and obligations of the Parties shall be

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established pursuant to the terms of this Agreement and that, in such event, RB shall be deemed to have assigned and granted to ESPV a security interest in and, as of the date of this Agreement, does hereby assign and grant to ESPV a security interest in, the Participation Interests, which includes the applicable Participation Percentage in the Accounts and the Receivables and all proceeds thereof (collectively, the “ESPV Collateral”), it being the intention of the Parties that such assignment and security interest shall be, upon the filing of the appropriate financing statement in the appropriate office(s) (such filing location(s) to be at the sole discretion of ESPV), perfected and of first priority under the Law. In such event, with respect to the ESPV Collateral, this Agreement shall constitute, and hereby is, a security agreement under the Law.

(d) RB hereby authorizes ESPV to file financing statements in form and content reasonably acceptable to RB with the appropriate filing offices to evidence the sale of the Participation Interests to ESPV hereunder and to perfect the assignments of the Participation Interests to ESPV as a first priority security interest.

(e) RB and ESPV each acknowledge and agree that it is the intention of the Parties that RB is the sole lender with respect to the Accounts and the Receivables, and ESPV shall not assert that it is the lender of the Accounts and the Receivables in connection with any litigation, regulatory purpose or any other purpose.

(f) Each party to this Agreement agrees that for all relevant U.S. federal, state and local tax purposes: (i) the rights and obligations of ESPV as set forth herein shall be treated as a participation in the Receivables; (ii) no party intends to form a partnership or a debtor-creditor relationship with any other party under this Agreement; and (iii) no party shall (A) file any tax return, report or declaration inconsistent with the foregoing, (B) take any position inconsistent with the foregoing in any proceeding before any taxing authority, or (C) enter into any agreement with any other person inconsistent with the foregoing. ESPV shall provide IRS Form W-8BEN to RB upon the execution of this Agreement, and thereafter upon reasonable request by RB.

(g) In connection herewith the Parties state and affirm that RB:

(i) retains sole authority to establish underwriting criteria with respect to the Accounts (which shall include, without limitation, specific criteria for evaluating an Applicant’s ability to repay an Account, including the initial advance and all future advances thereunder) in accordance with the Program Guidelines;

(ii) shall be identified in all Loan Documents as the sole lender and that no other party is identified as a lender; and

(iii) has the right to handle and resolve all consumer complaints received by RB.

20. Miscellaneous.

(a) Notices. Except as otherwise expressly provided herein, all notices required or agreed to be given pursuant hereto shall be in writing and shall be deemed to have been properly

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given, served and received (i) if delivered by messenger, when delivered, (ii) if mailed, on the third (3rd) Business Day after deposit in the United States of America mail certified, postage prepaid, return receipt requested or (iii) if delivered by reputable overnight express courier, freight prepaid, the next Business Day after delivery to such courier. Notices shall be addressed to the Parties as set forth below:

If to ESPV:

ESPV SPV, LLC
c/o Maples and Calder
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
Cayman Islands
Telephone:	(345) 814-5710
Attention:	Andrew Dean, Senior Vice President
E-Mail:	Andrew.Dean@mapelsfs.com

with a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Telephone:	(312) 902-5297 and (312) 902-5495
Facsimile:	(312) 902-1061
Attention:	Mark R. Grossmann, Esq. and Scott E. Lyons, Esq.
E-Mail:	mgakattenlaw.com
Scott.lyons@kattenlaw.com

If to RB:

Republic Bank & Trust Company
601 W. Market Street
Louisville, KY 40202
Attn: William Nelson
Email: bnelson@republicbank.com

with a copy (for informational purposes only) to:

Republic Bank & Trust Company
601 W. Market Street
Louisville, KY 40202
Attn: Legal Department

Each Party may change its address for notice by serving written notice upon the other Party.

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(b) Counterparts. This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts including via facsimile or other electronic means, each of which counterparts, when so executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same agreement. A copy of an executed signature page to this Agreement delivered by any Party hereto via facsimile or by other electronic means shall be deemed effective on the date of such delivery.

(c) Governing Law and Dispute Resolution. This Agreement shall be a contract made under, and governed and enforced in every respect by, the internal laws of the State of Delaware, without giving effect to its conflicts of law principles. Any dispute, controversy, or claim, whether contractual or non-contractual, between the parties arising directly or indirectly out of or connected with this Agreement, including claims relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement, unless mutually settled by the parties and including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Louisville, Kentucky; provided, however, that the foregoing shall not include any claims for declaratory relief. The arbitration shall be administered by JAMS pursuant to its (Comprehensive Arbitration Rules and Procedures). Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate, except that the parties agree that the arbitration, the arbitrators’ authority and the relief available shall be limited as follows:

(i) The arbitrators shall be obligated to apply the rules of evidence and the substantive laws of the State of Delaware applicable to actions litigated in the federal courts of the State of Delaware; and

(ii) The arbitrators shall be deemed to have exceeded their powers, authority or jurisdiction if the award they render is not correct under the applicable law and properly admitted evidence or if the arbitrators otherwise fail to comply with the terms and limitations of this paragraph. In the event of any conflict between the rules of JAMS and this Agreement, this Agreement will control. Any arbitration shall be conducted by arbitrators approved by the JAMS and mutually acceptable to the parties. All such disputes, controversies, or claims shall be conducted by a single arbitrator, unless the dispute involves more than $50,000 in the aggregate in which case the arbitration shall be conducted by a panel of three arbitrators. If the parties are unable to agree on the arbitrator(s), then JAMS shall select the arbitrator(s). The resolution of the dispute by the arbitrator(s) shall be final, binding, nonappealable, and fully enforceable by a court of competent jurisdiction under the Federal Arbitration Act. The arbitration award shall be in writing and shall include a statement of the reasons for the award. Process in any such action may be served upon any party in the manner provided for giving of notices to it herein. Notwithstanding the foregoing, the parties hereby consent to the jurisdiction of the state and federal courts located in Louisville, Kentucky with respect to any action (A) to obtain injunctive or other equitable relief and (B) to enforce or dispute any arbitration award or to obtain, enforce or dispute any judgment relating thereto.

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(d) Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) Complete Agreement; Successors and Assigns. This Agreement constitutes the complete agreement between the Parties with respect to the subject matter hereof and supersedes all existing agreements and all oral, written, or other communications between the Parties concerning its subject matter. The Parties make no representations or warranties to each other, except as specifically set forth in or specified by this Agreement. All prior representations and statements made by any Party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns; provided, that neither Party may assign any of its rights or obligations hereunder without the express written consent of the other Party, and any such attempted assignment by a Party shall be void ab initio.

(f) Waivers and Amendments. No delay on the part of a Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by such Party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by each of the Parties.

(g) References to Sections and Agreement; Captions. Unless otherwise indicated either expressly or by context, any reference in this Agreement to a “Section” shall be deemed to refer to a Section to this Agreement. All references herein to this Agreement shall, as of any time after the date hereof, be deemed to include all amendments hereto which have been made prior to such time in accordance with Section 20(f). Section captions, headings and titles used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

(h) Confidentiality. All oral and written non-public information about each of the Parties, their respective businesses and customers, and this Agreement (collectively, the “Records”), are valuable and proprietary assets of such Parties. Each of the Parties (and each of their respective employees and agents) shall treat the Records as strictly confidential and, except as expressly authorized hereunder, will not disclose such Records to any Person (other than its Affiliates and, in the case of ESPV, to proposed transferees of the Participation Interests) or use such Records other than in accordance herewith. Each Party will use its best efforts to ensure that its employees and agents maintain such confidentiality. Each Party will notify the other Party immediately upon receiving a subpoena or other legal process about any other Party’s Records and will cooperate with the other Party to comply with or oppose the subpoena or legal process. This Section 20(h) will not apply to information, documents, and material that are in or enter the public domain other than through a wrongful act or omission of a Party.

(i) Jury Waiver. THE PARTIES HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT INCLUDING CONTRACT CLAIMS, TORT

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CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PARTIES EACH REPRESENT TO EACH OTHER THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WANES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL WITHOUT A JURY.

(j) Compliance with Law and Regulation. The performance of each of the Parties under this Agreement is subject to all applicable Requirements and each Party covenants to use commercially reasonable efforts to comply with all applicable Requirements in connection with the matters contemplated by this Agreement. If any Party becomes aware of any change in any Requirement affecting the performance of obligations by either Party under this Agreement, it shall promptly thereafter provide written notice of the same to the other Party, provided that the failure to provide such notice shall not relieve any Party of its obligation to comply with all applicable Requirements as such Requirements may change from time to time. Nothing in this Agreement shall be construed as compelling any Party to act in violation of any applicable Requirements.

(k) Limitations on Liability/Waiver of Claims. The Parties knowingly, voluntarily and intentionally waive any right to claim for punitive damages in connection with any claim or dispute, action or proceeding against the other Party arising under or in connection with this Agreement, in tort, at law or in equity, or by virtue of any statute or otherwise.

(l) Provision of Information. Until this Agreement shall have terminated, RB shall, to the extent not prohibited by any applicable Requirement, in addition to the foregoing, furnish to ESPV upon reasonable advance request such reasonable additional reports or reasonable information, including, without limitation, updated financial data or credit reports, and copies of such documents as may be contained in the loan file for each Account. All such reports, documents or information shall be provided in accordance with all reasonable written instructions and directions that ESPV may give.

(m) Survival. Except as otherwise expressly provided herein, the provisions of Sections 1, 2(j), 2(k), 3, 4(a), 6, 7, 8, 9, 10, 11, 16, 17(c), 20 and 21 shall survive any termination or expiration of this Agreement; provided however that the provisions of Sections 2(k), 4(a), 7, and 10 shall survive only to the extent that ESPV continues to hold any Participation Interest and the provisions of Section 11 shall survive only to the extent provided therein.

(n) Cooperation. Each Party shall cooperate in good faith regarding the implementation of the transactions contemplated by this Agreement.

21. Indemnification Provisions.

(a) Indemnity.

(i) By RB. RB (the “RB Indemnifying Party”) shall indemnify and hold harmless ESPV, its Affiliates and their respective members, managers, officers, directors,

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trustees, agents and employees (collectively, “ESPV Indemnified Parties”), from and against any Losses (as defined below) from third party claims that arise out of (A) any breach by the RB Indemnifying Party or any Third Party Service Provider retained by RB of its express representations, warranties, covenants or other responsibilities set forth in this Agreement or, in the case of a Third Party Service Provider retained by RB, any service level agreement, or (B) any willful misconduct or gross negligence by the RB Indemnifying Party or any of its officers, directors, agents, employees, representatives or assignees with respect to the transactions contemplated by this Agreement and/or any related service level agreement. The RB Indemnifying Party shall not be liable to any ESPV Indemnified Party for the foregoing to the extent that the Losses arose from any such ESPV Indemnified Party’s gross negligence or willful misconduct, as determined by a final non-appealable order of a court of competent jurisdiction.

(ii) By ESPV. ESPV (the “ESPV Indemnifying Party”) shall indemnify and hold harmless RB, its Affiliates and its members, managers, officers, directors, agents and employees (collectively, “RB Indemnified Parties”), from and against any Losses from third party claims that arise out of (A) any breach by the ESPV Indemnifying Party of its express representations, warranties, covenants or other responsibilities set forth in this Agreement and (B) any willful misconduct or gross negligence by the ESPV Indemnifying Party or any of its officers, directors, agents, employees, representatives or assignees with respect to the Participation Interests. The ESPV Indemnifying Party shall not be liable to any RB Indemnified Party for the foregoing to the extent the Losses arise from any such RB Indemnified Party’s gross negligence or willful misconduct, as determined by a final non-appealable order of a court of competent jurisdiction.

(b) Indemnification Procedure. Whenever any claim of the type which would occasion indemnification under this Section 21 is asserted or threatened by any Indemnified Party against any Indemnifying Party, the Indemnified Party shall promptly notify such Indemnifying Party of such claim. The notice shall include, if known, the facts constituting the basis for such claim, including, if known, the amount or an estimate of the amount of the liability arising therefrom. In the event of any claim for indemnification hereunder resulting from or in connection with the claim or legal proceedings of a claimant not a Party to this Agreement, the Indemnifying Party shall have the right, at its option, at its expense and with its own counsel which counsel shall be reasonably satisfactory to the Indemnified Party to assume the defense of any such claim or any litigation resulting from such claim or to participate with its own counsel which counsel shall be reasonably satisfactory to the Indemnified Party in the compromise or defense thereof. If the Indemnifying Party undertakes to assume the defense of any such claim or litigation or participate in the compromise thereof, it shall promptly notify the Indemnified Party of its intention to do so, and, as a condition to the Indemnifying Party’s indemnification obligation, the Indemnified Party shall cooperate reasonably with the Indemnifying Party and its counsel (but at the sole expense of the Indemnifying Party) in the defense against or compromise of any such claim or litigation. Anything in this Section 21(b) to the contrary notwithstanding, no Indemnified Party shall compromise or settle any such claim or litigation without the prior written consent of the applicable Indemnifying Party, which consent will not be unreasonably withheld; provided, however, that if the Indemnified Party shall have any potential liability with

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respect to, or may be adversely affected by, such claim or litigation, the Indemnifying Party shall not settle or compromise such claim or litigation without the prior written consent of the Indemnified Party.

(c) Losses. For the purposes of this Agreement, the term “Losses” shall mean all out-of-pocket costs, damages, losses, fines, penalties, judgments, settlements, and expenses whatsoever, including, without limitation, (i) outside attorneys’ fees and disbursements (but not after the Indemnifying Party has assumed responsibility for the claim) and court costs reasonably incurred by the Indemnified Party; and (ii) costs (including reasonable expenses and reasonable value of time spent) attributable to the necessity that any officer or employee (other than in-house attorneys) of any Indemnified Party spend more than twenty-five percent (25%) of his or her normal business hours, over a period of two (2) months, in connection with any judicial, administrative, legislative, or other proceeding.

22. Limited Recourse and Non-Petition

(a) RB shall have recourse only to the net assets of ESPV (other than the Excluded Collateral as defined in Exhibit E attached hereto) (the “ESPV Assets”) following the realization of Collateral (as defined in Exhibit E attached hereto) in accordance with the terms of the Security Agreement (as defined in Exhibit E attached hereto). If the proceeds following the realization of such ESPV Assets (the “Net Proceeds”) are insufficient to discharge all payments which, but for the effect of this clause, would then be due and payable to RB hereunder (the “Amounts Due”), the obligations of ESPV to RB hereunder shall be limited to the amounts available from the Net Proceeds and no debt shall be owed to RB by ESPV for any further sum. RB shall not take any action or commence any proceedings against ESPV to recover any Amounts Due except as expressly permitted by the provisions of this Agreement. RB shall not take any action or commence any proceedings or petition a court for the liquidation of ESPV, nor enter into any arrangement, reorganization or insolvency proceedings in relation to ESPV whether under the laws of the Cayman Islands or other applicable bankruptcy laws until after the later to occur of the payment of all of the Amounts Due or the application of all of the Net Proceeds.

(b) RB hereby acknowledges and agrees that ESPV’s obligations hereunder are solely the corporate obligations of ESPV, and that RB shall not have any recourse against any of the directors, officers or employees of ESPV for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with any transactions contemplated hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties, each intending to be legally bound hereby, have caused this Agreement to be executed by its duly authorized officer as of the Effective Date.

REPUBLIC BANK & TRUST COMPANY

By:	/s/ John T. Rippy

Name:	John T. Rippy

Title:	Senior Vice President and Chief Risk Management Officer

ELASTIC SPV, Ltd.

By:	/s/ Andrew Dean

Name:	Andrew Dean

Title:	Director

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EXHIBIT A

GENERAL DESCRIPTION OF ACCOUNTS AT PROGRAM INITIATION

Brand: Elastic.

Account: The Account is an unsecured, open-ended line of credit account offered by R.B. At initiation, the credit limit will be between $200 and $3,500 and the Borrower will be able to make draws in increments of $20. The Borrower may request advances online or by phone. RB will fund advances by depositing funds in the Borrower’s deposit account or mailing a paper check.

Additional Advances: Subject to limits established by RB, Borrower may receive additional advances at any time up to the applicable credit limit so long as the Borrower is in compliance with the then-applicable terms and conditions with respect to such Borrower’s Account. There is a $20 minimum advance requirement.

Repayment: Advances on the Accounts may be repaid in one (1) to twenty (20) payments with a minimum principal payment due on an Account of 5% of the current balance or $50, whichever is greater (for bi-weekly and semi-monthly account holders), or one (1) to (ten) payments with a minimum payment due on an Account of 10% of the current balance or $100, whichever is greater (for monthly account holders). The first payment will be due in no less than fourteen (14) or thirty (30) calendar days after the initial advance is made. Thereafter, payments are due each payday (approximately every fourteen (14) or thirty (30) calendar days).

Advance Fee: There is no periodic interest accrual on the Accounts. RB will receive an advance fee when an advance is taken from the Account (the “Advance Fee”) equal to five percent (5%) of the principal amount of such advance. RB will deduct the Advance Fee from the sum deposited in the Borrower’s deposit account or from the amount of the paper check mailed to Borrower.

Minimum Charge: If the Borrower pays the full amount of the advance on an Account by the first payment due date, then RB will not charge any additional fees. If the Borrower does not repay the advance in full by the first payment due date, then the Borrower must pay a minimum principal payment of $50 or $100, as described under Repayment above, plus a minimum charge (the “Minimum Charge”) approximately equal to five percent (5%) of the portion of the advance outstanding for that payment period. A table specifying the Minimum Charge is disclosed in the account holder’s loan agreement.

Additional Fees: The product will not have any associated fees other than Advance Fees and Minimum Charges.

Reporting: Borrower’s repayment history shall be reported to the credit bureaus.

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EXHIBIT B

FORM OF DAILY REMITTANCE REPORT

[to be provided]

Elastic

Daily Remittance Report

Report Date: XX/XX/XXXX

Line Item	Retained 10%	Participated 90%	Test Accounts	Transfer Date	ESPV $$ to Republic Bank	Republic Bank $$ to ESPV
Funding
Funding Returns
Customer Payments
Customer Payment Reversals
Back Dated Payment(s)*
Back Dated Payment Reversal(s)*
TC 220 Principal Reduction(s)*
TC 221 Reverse Principal Reduction(s)*
Reverse Principal Reduction on LNs*
Forgiven Payment(s) on LNs*
Principal Advance on LNs*
TC Payment Reversal w/ method*
Suspense Refund on LN*
Other - LN*
Total

*When relevant, detail to be provided

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EXHIBIT C

FORM OF MONTHLY REMITTANCE REPORT

[to be provided]

Elastic

Monthly Remittance Report

Report Date: XX/XX/XXXX

Line Item	Retained 10%	Participated 90%	Test Accounts	Transfer Date	ESPV $$ to Republic Bank	Republic Bank $$ to ESPV
Monthly Totals
Funding
Funding Returns
Customer Payments
Customer Payment Reversals
Back Dated Payment(s)
Back Dated Payment Reversal(s)
TC 220 Principal Reduction(s)
TC 221 Reverse Principal Reduction(s)
Reverse Principal Reduction on LNs
Forgiven Payment(s) on LNs
Principal Advance on LNs
TC Payment Reversal w/ method
Suspense Refund on LN
Other - LN
Purchase Premium
Participation Fee
Servicing Expenses
Total for Month

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EXHIBIT D

FORM OF ANNUAL REMITTANCE REPORT

[to be provided]

Elastic

Annual Remittance Report

Report Date: XX/XX/XXXX

Monthly Totals
Line Item	Jan. 20XX	Feb. 20XX	Mar. 20XX	Apr. 20XX	Jun. 20XX	Jul. 20XX	Aug. 20XX	Sep. 20XX	Oct. 20XX	Nov. 20XX	Dec. 20XX	Retained 10%	Participated 90%	Test Accounts	Transfer Date	ESPV $$ to Republic Bank	Republic Bank $$ to ESPV
Monthly Totals
Funding
Funding Returns
Customer Payments
Customer Payment Reversals
Back Dated Payment(s)
Back Dated Payment Reversal(s)
TC 220 Principal Reduction(s)
TC 221 Reverse Principal Reduction(s)
Reverse Principal Reduction on LNs
Forgiven Payment(s) on LNs
Principal Advance on LNs
TC Payment Reversal w/ method
Suspense Refund on LN
Other - LN
Purchase Premium
Participation Fee
Servicing Expenses

Total for Period

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EXHIBIT E

DEFINITIONS FROM SECURITY AGREEMENT

Terms used but not otherwise defined in this Exhibit E that are defined in the UCC shall have the respective meanings given such terms in the UCC (and if such terms are defined in more than one article of the UCC, such terms shall have the meaning given in Article 9 thereof).

“Borrower” shall mean Elastic SPV, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“Collateral” shall mean the following property of the Obligors, whether presently owned or existing or hereafter acquired or coming into existence and wherever located, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer thereof and of insurance covering the same and of any tort claims in connection therewith, but excluding the Excluded Collateral:

(a) all Accounts, Deposit Accounts, Instruments, Documents, Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper), Goods (including Inventory, Equipment, Fixtures and Motor Vehicles), Money, Payment Intangibles, Software, customer lists and other General Intangibles and all Letter-of-Credit Rights;

(b) the shares of common stock and preferred stock, or partnership, membership and other ownership interests, now or hereafter owned by the Obligors (collectively, the “Pledged Equity”), and all certificates evidencing the same, together with, in each case, all shares, securities, monies or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity (the Pledged Equity, together with all other certificates, shares, securities, properties, ownership interests, or moneys, dividends, distributions, returns of capital subscription, warrants, rights or options as may from time to time be pledged hereunder pursuant to this clause being herein collectively called the “Equity Collateral”);

(c) all Investment Property, Financial Assets and Securities Accounts not covered by the foregoing clauses (i) and (ii);

(d) all Intellectual Property;

(e) all commercial tort claims now or hereafter described on Schedule C attached hereto;

(f) all other tangible and intangible personal property of the Obligors, including all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents owned by the Obligors (including any held for the Obligors by any computer bureau or service company from time to time acting for the Obligors); and

(g) all Proceeds and products in whatever form of all or any part of the other Collateral, including all rents, profits, income and benefits and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other Collateral.

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“Copyright Licenses” shall mean any and all agreements and licenses to which an Obligor is a party providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue with respect to a Copyright (whether such Obligor is licensee or licensor thereunder).

“Copyrights” shall mean all United States and foreign copyrights owned or licensed by an Obligor (including community designs), including but not limited to copyrights in software (if any) and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, including, without limitation, all moral rights, reversionary interests and termination rights, (iv) all rights to sue for past, present and future infringements thereof and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Excluded Collateral” shall mean (i) the fees specified in clause (i) of Section 2 of the Security Agreement; (ii) any earnings on clause (i) or proceeds thereof; and (iii) any share capital of the Borrower.

“Guarantor” shall mean Elevate Credit, Inc., a Delaware corporation, and each other Guarantor party to the Security Agreement.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trade Secrets, the Trade Secret Licenses, the Trademarks and the Trademark Licenses.

“Obligors” shall mean the Borrower, the Guarantor and each other Person that becomes a party to the Security Agreement pursuant to Section 20 thereof.

“Patent Licenses” means all agreements and licenses to which an Obligor is a party providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue with respect to a Patent (whether such Obligor is licensee or licensor thereunder).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing owned or licensed by an Obligor, including, but not limited to: (i) all registrations and applications therefor, (ii) all

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reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements to which an Obligor is a party providing for the granting of any right in or to Trade Secrets (whether such Obligor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how owned by an Obligor whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” means any and all agreements and licenses to which an Obligor is a party providing for the granting of any right in or to Trademarks or otherwise providing for a covenant not to sue or permitting co-existence with respect to a Trademark (whether such Obligor is licensee or licensor thereunder).

“Trademarks” means United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature owned or licensed by an Obligor, all registrations and applications for any of the foregoing including, but not limited to: (i) all registrations and applications therefor, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Security Agreement” shall mean the Security Agreement, dated as of July 1, 2015 (without giving effect to any future amendments, restatements, supplements or modifications thereto), by and among the Obligors and the Collateral Agent.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

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